                                                                    EXHIBIT 10.1

                             DISTRIBUTION AGREEMENT


         This Distribution Agreement (this "Agreement") is made as of August 23, 2001 (the "Effective Date") by and between Vivendi Universal Interactive Publishing North America ("Universal"), a Delaware corporation with offices at 6080 Center Drive, Los Angeles, California, 90045 , and INTERPLAY ENTERTAINMENT CORP. ("Interplay"), a Delaware corporation with offices at16815 Von Karman Avenue, Irvine, California 92606.

                                    RECITALS

         A. Universal and Interplay are both in the business of creating, publishing, manufacturing, marketing and distributing interactive entertainment software for a variety of hardware platforms.

         B. Interplay desires to deliver to UNIVERSAL, and UNIVERSAL desires to receive from Interplay on a consignment basis, certain Products (as defined herein) published by Interplay for sale and distribution by UNIVERSAL. UNIVERSAL also desires to provide marketing and other services for the Products which UNIVERSAL distributes on behalf of Interplay hereunder.

         NOW, THEREFORE, the parties hereby agree as follows:


1.       CERTAIN DEFINITIONS

         The following terms will have the following meanings as used in this
Agreement:


         1.1 "Baldur's Gate: Dark Alliance" means the interactive entertainment software game currently known as Baldur's Gate:
                  Dark Alliance for the Playstation 2 platform and currently in development by Interplay.

         1.2 "Scheduled Title" means the entertainment software products (including, but not limited to, all sequels, updates, subsequent versions, spin-offs and derivative works arising therefrom) that Interplay publishes or is planning to publish in the regular course of its business in the Territory (or that Interplay otherwise has the right to market and distribute in the Territory) during the Term, including but not limited to those titles listed on Exhibit B. Those Scheduled Titles specifically listed in Exhibit B shall be referred to as the "Named Title(s)."

         1.3 "Product" means each of the software products listed in Exhibit A attached hereto under the heading "Products", plus Baldur's Gate: Dark Alliance, plus any Named Titles as provided in Section 1.1 above, plus any Scheduled Title, on all Platforms on which Interplay, in its reasonable discretion, decides to publish the Product.

         1.4 "Escrow Instructions" means the Escrow Instructions executed by the parties and attached hereto as Exhibit C.


         1.5 "SKU" means a version of a Product designed to operate on a particular Platform. An example of a SKU is a version of a Product designed to play on the Sony PlayStation 2 platform.

         1.6 "Platform" means each of the following: personal computers (regardless of manufacturer or operating system), PlayStation, PlayStation 2, N64, GameCube, Game Boy, Game Boy Color, Game Boy Advance and Xbox.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         1.7 "Loan Agreement" means that certain Loan and Security Agreement between Interplay and LaSalle Business Credit, Inc. dated April 11, 2001.

         1.8 "Territory" means the United States and its possessions and Canada.

         1.9 "Term" means the period beginning on the Effective Date and ending on the earlier to occur of (i) December 31, 2003 or
                  (ii) the termination of this Agreement pursuant to Section
                  11.1 or 11.2. Notwithstanding the foregoing, in the event that a Named Title is released within one year of December 31, 2003, then the Term with respect to such Title shall be one
                  (1) year from the date of such Named Title's release.

         1.10 "Third Party Licensor" means any licensors or owner (other than Interplay or UNIVERSAL) of intellectual property that is used in any Product.

         1.11 "Third Party License" means any license by a Third Party Licensor of intellectual property that is used in any Product.



2.       DISTRIBUTION RIGHT

         2.1      Grant of Option/Distribution Rights.
                  -----------------------------------
                  (a) Interplay hereby grants to UNIVERSAL, and UNIVERSAL hereby accepts from Interplay, the exclusive distribution rights in the Territory to Baldur's Gate: Dark Alliance.

                  (b) Subject to the disbursement of the Funds (as defined in Section 13.17 of this Agreement) to Interplay, Interplay hereby grants to UNIVERSAL, and UNIVERSAL hereby accepts from Interplay, the first option to obtain exclusive distribution rights in the Territory to each Scheduled Title. In regard to Named Titles Interplay hereby grants to UNIVERSAL, and UNIVERSAL hereby accepts from Interplay the exclusive distribution rights in the Territory to each Named Title. Interplay shall present to UNIVERSAL, for UNIVERSAL's review and comment, the Alpha Version of each Scheduled Title. The "Alpha Version" of an Scheduled Title is a complete, running software program containing all the features of the Scheduled Title with all software modules integrated and working together in a usable and testable fashion, but not necessarily including the title screen or demonstration mode. With respect to each such Alpha Version of each such Scheduled Title, UNIVERSAL shall have the right at any time during the *** days following UNIVERSAL's receipt of such Alpha Version to exercise its option to distribute all, but not less than all, SKUs of such Scheduled Title in the Territory, and shall inform Interplay in writing of its decision. If UNIVERSAL fails to provide any written notice to Interplay within such *** day period, UNIVERSAL shall be deemed to have exercised its option to distribute all SKUs of such Scheduled Title in the Territory. If UNIVERSAL elects to exercise it's right to distribute a particular Scheduled Title in the Territory hereunder, then such Scheduled Title will be considered a Product for the purposes of this Agreement. If UNIVERSAL declines to distribute the Scheduled Title, then UNIVERSAL will have no further rights whatsoever in the Scheduled Title and such Scheduled Title will not become a "Product" under this Agreement. Notwithstanding the foregoing, UNIVERSALagrees to exercise its option to obtain exclusive distribution rights in the Territory to each Scheduled Title submitted by Interplay which is of reasonable quality. Interplay agrees to deliver written reports to UNIVERSAL on a regular monthly basis setting forth the identity and the projected release dates for Scheduled Titles then in development. For clarity, in the event the Funds are not disbursed to Interplay for any reason whatsoever, except as provided in Section 2.1(a) above, UNIVERSAL shall have no rights whatsoever with respect to any Scheduled Titles, Named Titles or any other entertainment software products (including, but not limited to, all sequels, updates, subsequent versions, spin-offs and derivative works arising therefrom) that Interplay publishes or is planning to publish.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         2.2      Grant of Rights in Products.
                  ---------------------------

                  (a) Marketing and Distribution Rights. Interplay hereby grants to UNIVERSAL the exclusive (except as expressly set forth in Sections 2.5 and 2.6 below) right and license to market (including through public performance and display), distribute and sell the Products on behalf of Interplay on an individual-unit (i.e., non-bundled), packaged-goods basis in the Territory and during the Term to wholesalers, dealers, subdistributors, online resellers, direct marketers, retailers and/or other customers (and on a non-exclusive basis, directly to the public) on terms that are reasonable and customary in the interactive entertainment software industry. UNIVERSAL may use subcontractors (in each case acting on UNIVERSAL's behalf) in exercising the foregoing rights.

                  (b) Manufacturing Rights. Interplay hereby grants to UNIVERSAL the exclusive (except as set forth in Section 2.5 and 3.10 below) right and license to copy, reproduce and otherwise manufacture the Products (including each of the component parts that go into a final, fully packaged Product unit) on behalf of Interplay. The parties will mutually agree on the number of units of each SKU that will be manufactured in each manufacturing run of Product units. UNIVERSAL may use subcontractors (in each case acting on UNIVERSAL's behalf) in exercising the foregoing rights. Notwithstanding the foregoing, with regard to the manufacture of PC Products only, and following the initial manufacturing run, UNIVERSAL shall not be required to receive the consent of Interplay as to the number of units of each SKU that will be manufactured, provided, however, if Interplay objects to the number of units of each SKU being manufactured, UNIVERSAL shall be required to receive Interplay's consent on all subsequent manufacturing runs.


         2.3 License to Use Product Trademarks. Interplay hereby grants UNIVERSAL a non-exclusive, non-transferable license within the Territory and during the Term to use (i) the trademarks associated with the Products (collectively, the "Product Marks"), and (ii) the Interplay name and logo and other Interplay publishing brands as designated by Interplay (collectively, the "Interplay Marks"), solely in connection with UNIVERSAL's exercise of the rights granted in Section 2.2 above.

         2.4 Approval by Licensors. Notwithstanding any other provision of this Agreement to the contrary, UNIVERSAL's rights and obligations under this Agreement with respect to each Product will be conditioned upon such Product having been approved for distribution in the Territory by the appropriate platform licensor (e.g., Sony, Microsoft or Nintendo) if any, and by any applicable content licensors (including any Third Party Licensors) and other entities whose approval is legally or contractually required to allow the distribution by UNIVERSAL of the Products, and use by UNIVERSAL of the Product Marks, in the Territory as set forth in this Section 2. Interplay will use its diligent good faith efforts to secure such necessary approvals so that the Products may be marketed and distributed as provided in this Agreement.

         2.5 OEM Rights. Without limiting the generality of Section 2.7 below, Interplay specifically reserves the right to authorize third parties to distribute Products with third-party software and/or hardware in the form of a single combined product and selling such combined products in or outside of the Territory and as a premium to augment the value of non-computer related products and so-called "covermounts" in and outside the Territory ("OEM Licenses"). Interplay agrees that it will not grant any OEM Licenses with respect to any Product that authorize distribution of any combined product that includes such Product to commence earlier than *** following the first commercial distribution of such Product by UNIVERSAL hereunder, without the prior written approval of UNIVERSAL.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         2.6 Interplay Direct Sales. Interplay shall be entitled to sell Products directly to customers through Interplay's own direct sales program, including offering the Products for sale direct to consumers through Interplay's direct mailing programs, Interplay's telemarketing programs, Interplay's websites and Interplay's on-line stores; provided, that Interplay will only sell directly itself, and will not engage third parties to sell directly to customers on Interplay's behalf, although Interplay may engage third-party subcontractors to fulfill orders that Interplay has itself received directly from consumers.

         2.7 Reserved Rights. All rights not expressly granted to UNIVERSAL in this Agreement, including all rights outside the Territory, any electric transmission rights (such as through cable, the Internet and any on-line services), and all other merchandizing rights of any kind whatsoever, are specifically excluded from this Agreement and are retained and reserved by Interplay. Interplay also reserves the right to publish trailers and demos of the Products (which trailers and demos will be made available to UNIVERSAL for its use hereunder in marketing the Products) in combination with other entertainment software products that are not Products under this Agreement. Any use by Interplay of such reserved rights, including the use or authorization of other to use or exploit the Products, the Product Marks and/or the Interplay Marks, or any portion thereof, for the purpose of Interplay's reserved rights, shall not be deemed unfair competition, nor interference with nor infringement of UNIVERSAL's rights hereunder.

3.       OBLIGATIONS OF UNIVERSAL

         3.1 Marketing and Sales Efforts. UNIVERSAL will use commercially reasonable, good-faith efforts, but in no event less than efforts substantially equivalent to those employed by UNIVERSAL in the marketing and distribution of UNIVERSAL-published products of like sales potential and demographic target, to market and distribute the Products, and solicit and support sales of the Products, throughout the Territory.

         3.2 Marketing. UNIVERSAL will create a marketing plan, and will design all packaging and Product-specific marketing materials, for each Product. All such marketing plans, packaging and Product-specific marketing materials will be subject to the prior approval of Interplay, which approvals will not be unreasonably withheld or delayed by Interplay. UNIVERSAL will include the Products in UNIVERSAL's general sales and marketing literature and direct mail marketing materials on a reasonably consistent basis with other UNIVERSAL-published products of similar sales potential and demographic target. Subject to Interplay's approval in each case (which approvals will not be unreasonably withheld or delayed by Interplay), UNIVERSAL will secure all media-buys for Product advertising. UNIVERSAL will be entitled to distribute up to *** of each SKU to its marketing contacts and customers as demonstration copies (on a not-for-resale basis) without owing Interplay any Interplay Proceeds (as defined in Section 6.1 below) for such units; provided that such maximum number of units may be increased by UNIVERSAL on a SKU-by-SKU basis subject to the approval of Interplay, which approval will not be unreasonably withheld or delayed.

         3.3 Branding and Packaging. On Product packaging, in Product-specific marketing materials and in any specific reference to a Product in any other UNIVERSAL sales or marketing literature, Interplay's name or other designated brand shall appear more prominently than UNIVERSAL's or any third party's, name, logo or brand. The front of the outside packaging of the Products will include information as to machine, medium and other operating requirements (such as memory) necessary for the effective use of the Products by consumers. The design of such packaging will also include all relevant bar code information. At UNIVERSAL's option, UNIVERSAL may incorporate artwork (to be subject to Interplay's approval) that shows UNIVERSAL's or a wholly-owned subsidiary or parent company of UNIVERSAL, provided such wholly-owned subsidiary or parent company of UNIVERSAL is in the interactive entertainment software business ("UNIVERSAL Subsidiary") name and

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  logo (which is intended to inform customers that UNIVERSAL is the distributor of the Products) in the design of the back of the outside packaging of the Products, provided that such artwork does not obscure the title of the Product, or Interplay's name or logo, and is reasonable in size compared to the size of the packaging. UNIVERSAL will also be entitled to include the URL of UNIVERSAL's online store and web site on the Product packaging.

         3.4 Reports and Forecasts. To the extent, and with the frequency, that UNIVERSAL routinely compiles or receives sales information reports with respect to UNIVERSAL-published products on an account-by-account basis, UNIVERSAL will provide Interplay with such reports, to the same extent and frequency, with respect to each Product. Such reports will provide such information as UNIVERSAL's current inventory of each Product, a summary of all unit sales of each Product sold during the prior period, and whatever competitive product and market analysis information as may be available to UNIVERSAL and which UNIVERSAL may disclose without breaching any confidentiality obligation to any third party. UNIVERSAL will provide Interplay with weekly sell-through and inventory reports, to the extent that such reports are routinely compiled by UNIVERSAL for UNIVERSAL-published products. Any reports provided to Interplay hereunder shall be deemed to be the property of Interplay and Confidential Information of Interplay (as provided in Section 12 below); provided, however, that Interplay agrees to abide by any confidentiality restrictions imposed on UNIVERSAL by third parties furnishing any information in such reports, when such restrictions have been communicated to Interplay. UNIVERSAL will also provide Interplay on a monthly basis with a three-month rolling forecast of UNIVERSAL's sales of Products, by SKU. In addition, UNIVERSAL shall provide a preliminary sales forecast for each Product within *** days after Interplay approves that marketing plan for such Product. Such forecast shall be based on the anticipated marketing spend and strategy for the Product, UNIVERSAL's assessment of the sales potential of that Product (based on the Alpha Version), and such other factors and information as UNIVERSAL reasonably uses in its forecasting practices. All such forecasts are provided by UNIVERSAL to Interplay solely for its internal planning purposes and will not be taken or relied-upon by Interplay as a representation or warranty as to UNIVERSAL's future orders or sales of the Products. Without limiting UNIVERSAL's other obligations hereunder, Interplay acknowledges that UNIVERSAL is under no obligation whatsoever to order or sell any particular amount of any Products. In addition to the foregoing and subject to the Confidentiality provisions set forth in Section 9 below, with reasonable promptness, UNIVERSAL shall provide such other business or financial data, reports, and projections as Interplay may reasonably request in order to comply with regulatory reporting, tax reporting, and compliance with other contractual obligations of Interplay.

         3.5 Consumer/Trade Shows. For consumer/trade shows at which UNIVERSAL decides to maintain a display booth and for which Interplay gives UNIVERSAL a timely written request to display its Products at UNIVERSAL's display booth, subject to available space as reasonably determined by UNIVERSAL and subject to the parties agreeing on the apportionment of the costs, UNIVERSAL will provide a reasonable amount of space in its booth for Interplay to display its Products; provided, that, for any given consumer/trade show, Interplay shall receive rates no less favorable than those accorded any other similar party for whom UNIVERSAL provides distribution services, taking into account the amount of space at issue and the number of Products being displayed. The parties shall discuss in good faith the apportionment of costs for any display space dedicated to Interplay. All travel, accommodation, equipment, and other expenses incurred by Interplay will be at Interplay's sole expense. Special signage (if any) must be approved by UNIVERSAL, and will be at the expense of Interplay. In the event Interplay does not desire to display its Products at the UNIVERSAL display booth, or UNIVERSAL determines that there is not enough available space for Interplay to display its Products, UNIVERSAL will display and promote the Products as UNIVERSAL deems appropriate on a non-dedicated space basis at UNIVERSAL's expense.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         3.6 Packaging, Warranties, Etc. UNIVERSAL will distribute the Products with packaging, warranties and disclaimers intact as shipped from Interplay. UNIVERSAL will not alter, erase, deface or overprint any notice on any item provided by Interplay.

         3.7 Compliance with Laws. UNIVERSAL will comply in all material respects with all applicable international, national, state, provincial, regional and local statutes and regulations in distributing the Products and in performing its duties hereunder.

         3.8 Infringement. UNIVERSAL will promptly notify Interplay in writing of any known infringement of Interplay's proprietary rights in the Products which comes to UNIVERSAL's attention. UNIVERSAL agrees to cooperate, at Interplay's expense, with reasonable requests for assistance from Interplay in connection with Interplay's reasonable, good-faith efforts to protect its proprietary rights in the Products.

         3.9 Interplay's Involvement in UNIVERSAL's Sales Activities. UNIVERSAL will make all reasonable, good faith efforts to keep Interplay's sales team apprised of UNIVERSAL's sales force efforts and level of success in selling the Products..

         3.10     Manufacturing of Products.
                  -------------------------

                  (a) Approval to Manufacture. UNIVERSAL and Interplay will together use reasonable commercial efforts to obtain the approval of any Third Party Licensor(s) whose approval is necessary for UNIVERSAL to be able to manufacture finished-goods Product units hereunder. SKUs for which no such Third Party Licensor approval is required, or for which all necessary Third Party Licensor consents and approvals have been obtained, will be referred to as "UNIVERSAL Manufactured SKUs". Console SKUs for which UNIVERSAL and Interplay are unable to obtain the necessary Third Party Licensor consent(s) or approval(s) for UNIVERSAL to manufacture finished-goods Product units will be referred to as "Interplay Manufactured SKUs". For clarity UNIVERSAL shall be responsible for the manufacturing all PC SKU's.

                  (b) UNIVERSAL Manufactured SKUs. UNIVERSAL will be responsible for manufacturing all units of UNIVERSAL Manufactured SKUs to be distributed by UNIVERSAL hereunder (and to be distributed by Interplay pursuant to Section 2.6 above), including all component parts thereof, and for assembly of finished-goods Product units of UNIVERSAL Manufactured SKUs, and for securing delivery of such finished-goods Product units to UNIVERSAL's distribution center (or to Interplay's distribution center in the case of units distributed by Interplay pursuant to Section 2.6 above). All such activities undertaken by UNIVERSAL shall be on behalf of Interplay. UNIVERSAL and Interplay shall mutually agree in the number of units of UNIVERSAL Manufactured SKUs to be manufactured in each production run. Subject to reimbursement as provided in Section 6.1 below, (i) UNIVERSAL will pay all costs of manufacturing the units of UNIVERSAL Manufactured SKUs to be distributed pursuant to this Agreement, including costs of CD- and DVD-pressing, platform licensor royalties, printing of packaging and inserts and pack-out ("Manufacturing Costs"); and
                           (ii) UNIVERSAL will also pay all costs of shipping completed units of UNIVERSAL Manufactured SKUs to be distributed pursuant to this Agreement to UNIVERSAL's distribution center, and to Interplay's distribution center ("Shipping Costs").

                  (c) Interplay Manufactured SKUs. Interplay will be responsible for manufacturing all units of Interplay Manufactured SKUs to be distributed by UNIVERSAL hereunder (and to be distributed by Interplay pursuant to Section 2.6 above), including all component parts thereof, and for assembly of finished-goods Product units of Interplay Manufactured SKUs, and for securing delivery of such finished-goods Product units to UNIVERSAL's distribution center (or to Interplay's distribution center in the case of

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                           units distributed by Interplay pursuant to Section
                           2.6 above). Subject to reimbursement as provided in
                           Section 6.1 below, (i) UNIVERSAL will advance Interplay the out-of-pocket (paid to third parties not owned or controlled by Interplay) Manufacturing Costs incurred by Interplay in manufacturing units of the Interplay Manufactured SKUs to be distributed by UNIVERSAL pursuant to this Agreement; and (ii) UNIVERSAL will also advance Interplay the out-of-pocket (paid to third parties not owned or controlled by Interplay) Shipping Costs incurred by Interplay in shipping completed units of Interplay Manufactured SKUs to be distributed by UNIVERSAL pursuant to this Agreement to UNIVERSAL's distribution center. UNIVERSAL will advance such amounts to Interplay, or pay such amounts directly to the third party performing such services or who is otherwise owed such payments, promptly upon Interplay's presentation to UNIVERSAL (or UNIVERSAL's presentation to Interplay and Interplay's approval) of a valid and correct invoice or purchase order specifying the amount owed and the services being provided. UNIVERSAL shall have a right of prior approval (which will not be unreasonably withheld of delayed) over the quantity of each manufacturing order for Product units (or components thereof) intended for distribution pursuant to this Agreement. By way of clarification, UNIVERSAL will not be required to advance Interplay the costs or expenses of manufacturing or shipping units of any Interplay Manufactured SKUs that are not intended for distribution by UNIVERSAL pursuant to this Agreement; provided, however, that if UNIVERSAL agrees to advance Interplay any such costs, UNIVERSAL will be entitled to reimbursement of such costs as Manufacturing Costs or Shipping Costs (as applicable) pursuant to Section 6.1 below.


         3.10 Press Relations. UNIVERSAL will be responsible for all media-relations and press-relations activity and publicity with respect to the Products. UNIVERSAL mayl include demonstration copies of the Products, or sample Product units, in periodic mailings to public relations contacts that UNIVERSAL has developed, in a manner that is consistent with UNIVERSAL's standard business practices. UNIVERSAL may work closely with Interplay's marketing and development personnel to make sure that UNIVERSAL's media-relations and press-relations activities are coordinated with, and enhance, Interplay's marketing and development efforts for the Products.

         3.11 Timely Distribution. UNIVERSAL agrees to use its best efforts to commercially release the Products in a timely manner. Subject to UNIVERSAL's receipt of all necessary Interplay and Third Party approvals, in no event shall UNIVERSAL release the Product later than: (i) with respect to PC Products, UNIVERSAL agrees to release the Products for commercial distribution within *** days of UNIVERSAL's possession of a gold master version of the Product; (ii) with respect to UNIVERSAL Manufactured SKU"s which are console platforms, UNIVERSAL shall cause such Product(s) to commence the manufacturing process within *** days of UNIVERSAL's possession of a gold master version of the Products and upon receipt of finished goods UNIVERSAL shall release the Products for commercial release within *** days of receipt of such finished goods; and
                  (iii) with respect to Interplay Manufactured SKU"s which are console platforms, UNIVERSAL shall release the Products for commercial release within *** days of receipt of such finished goods.


4.       OBLIGATIONS OF INTERPLAY

         Interplay represents to UNIVERSAL that it is able to and intends to publish, and be the consignor of, the Products and to manufacture or cause to be manufactured the Products, and that, as between Interplay and UNIVERSAL, Interplay is solely responsible for all obligations attendant upon such roles (except as set forth in Section 3.10 above). Accordingly, Interplay represents, covenants and agrees as follows:

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         4.1 Product Quality. The Products: (a) are marketable and have been prepared and developed with reasonable diligence and skill; (b) are and will continue to be of high quality in all material respects and will be free of defects (minor bugs generally acceptable within industry standards shall not be considered a defect under this Agreement) in material and workmanship in all material respects and (c) will conform in all material respects to the functional and other descriptions contained in the written materials accompanying them and in all advertising and promotional materials produced, released or approved by Interplay.

         4.2 Product Delivery. Except as otherwise expressly stated in this Agreement, Interplay will be responsible for, and will pay all costs associated with, shipment and insurance of Products to UNIVERSAL, and from UNIVERSAL to Interplay.

         4.3 Marketing Support. Interplay will provide UNIVERSAL with reasonable, good faith cooperation and support in UNIVERSAL's efforts to market the Products. In addition, subject to UNIVERSAL's approval, not to be unreasonably withheld or delayed, Interplay may provide supplemental marketing for the Products in the Territory, at Interplay's expense.

         4.4 Product Testing and Approvals At Interplay's cost, Interplay agrees to use reasonable, good faith efforts to test and ensure that each Product runs in the different hardware and software configurations in which the Product is designed to run and with all peripherals with which the Product is designated to work in a manner that is consistent with the Product's documentation, advertising material and normal user expectations. Interplay is responsible for making timely submissions to, and obtaining all necessary approvals from, all platform licensors, content licensors and any other entities whose approval or acceptance are necessary in order that the Products may be published, marketed and distributed hereunder.

         4.5 Financial Reporting. Interplay shall provide UNIVERSAL with copies of all Interplay financial reports that are filed with the Securities and Exchange Commission (the "SEC"), at the time they are filed. *** All information disclosed by Interplay to UNIVERSAL under this Section will be Confidential Information pursuant to Section 9 below, except to the extent such information is subject to the exceptions set forth in
                  Section 9.3.

         4.6 Co-op Advertising. Interplay will fund (through the General Reserve as Deductions in the calculation of Interplay Proceeds as set forth in Section 6.3(c) below) and assist in managing such cooperative advertising with UNIVERSAL's third-party resellers, as is mutually agreed upon by UNIVERSAL and Interplay.

         4.7 Support. At Interplay's cost, Interplay will provide warranty replacement services to consumers of the Products located in the Territory in a timely manner to at least high industry standards. Interplay will also provide consumer support regarding the operation and play of the Products (via phone and email during Interplay's normal business hours) in accordance with high industry standards. The documentation for each Product will specify contact information for Interplay regarding warranty replacement support, and will specify Interplay's customer support phone number and/or Internet site address for all other customer support inquiries.

         4.8 Costs of Development, Payment of Content License Royalties. Interplay shall be responsible for all costs and expenses associated with the development of the Products. This shall include, but not be limited to, any royalties, fees or other compensation that is owed to Third Party Licensors as a result of the development, manufacture, marketing, distribution or sale of the Products, other than amounts owed to Sony, Nintendo or Microsoft due to the manufacturing and distribution of SKUs designed for play on game machines marketed by those companies (which amounts are subject to the provisions of Section 3.10 above).


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

5.       ORDER PROCEDURE, TITLE AND RISK OF LOSS

         5.1 Interplay Manufactured SKUs. The following terms will be applicable for all units of Interplay Manufactured SKUs to be distributed by UNIVERSAL pursuant to this Agreement. Conversely, the following terms will not apply to units of UNIVERSAL Manufactured SKUs distributed by UNIVERSAL hereunder.

                  (a) Form of Order. All orders will be placed by UNIVERSAL using its then-standard order form(s), provided, however, the terms of such order form shall not contain any terms and conditions which are in addition to, different from and/or inconsistent with this Agreement. No order placed by UNIVERSAL shall be effective unless and until accepted by Interplay in writing. No reference to such form(s) being a "purchase order" or any other term or reference in such form to "purchase" of Products will cause the order and sale of any Products by UNIVERSAL to be construed to be on any basis other than a "sale or return" basis with all sales made on Interplay's behalf by UNIVERSAL. Subject to the foregoing, any terms included on such order form will govern such order, provided that if any such terms conflict with the terms of this Agreement, this Agreement will control. Any terms included on the order form regarding cancellation of an order will be deemed to be in addition to, and not in lieu of, the terms in this Agreement. In no event will the terms of any Interplay acknowledgment, sales order or other written or oral response to an order from UNIVERSAL govern the order, and Interplay agrees that all such terms will be null and void, unless acknowledged in writing by UNIVERSAL.

                  (b) Partial Deliveries. UNIVERSAL is not obligated to accept partial delivery of any order of any shipments of any Product. In the event UNIVERSAL accepts a partial delivery of a shipment of Product, the portion of the shipment not delivered will be deemed a separate order.

                  (c) Incoming Inspection. UNIVERSAL has the right to inspect incoming inventory of Product units. Such inspection must be performed within ten (10) days of UNIVERSAL's receipt of such Product units and UNIVERSAL is obligated to promptly inform Interplay of any defects UNIVERSAL discovers. UNIVERSAL may return an entire shipment of Product units to Interplay for replacement in cases where UNIVERSAL's inspection indicates defect rates above two percent (2%). If an inspected Product unit is found to be correct, UNIVERSAL will repackage it, at UNIVERSAL's expense, and Interplay will provide to UNIVERSAL whatever stickers or other parts are required for such repackaging, at UNIVERSAL's expense. Interplay acknowledges that such inspection does not relieve Interplay of any responsibilities of its warranty to UNIVERSAL of Product quality.

         5.2 UNIVERSAL Manufactured SKUs. Regardless of the fact of UNIVERSAL's responsibility for manufacturing and shipping units of UNIVERSAL Manufactured SKUs, and regardless of any statement or provision in any forms or correspondence relayed between the parties relating to UNIVERSAL's manufacturing and shipping of units of the UNIVERSAL Manufactured SKUs, the units of such UNIVERSAL Manufactured SKUs will be deemed to be provided by Interplay, and received by UNIVERSAL, hereunder on a "sale or return" basis with all manufacturing, shipping and sales of such units made on Interplay's behalf by UNIVERSAL.

         5.3 Title and Risk of Loss. As between UNIVERSAL and Interplay, title to all Product units (whether Interplay Manufactured SKUs or UNIVERSAL Manufactured SKUs) shall at all times remain with Interplay.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         5.4 Interplay Direct Sales of UNIVERSAL Manufactured SKU's . Solely with respect to any UNIVERSAL Manufactured SKU's being ordered by Interplay for its Direct Sales activities, as set out in Section 2.6, such units shall be provided to Interplay on a form and in a manner to be agreed upon, but consistent with the normal business practices of UNIVERSAL and Interplay the cost of such UNIVERSAL Manufactured SKU's shall be deducted from the Interplay Proceeds as set forth in Section 6.1(iii)..


6.       PRICE; PAYMENT

         6.1 Price. The proceeds payable by UNIVERSAL to Interplay for units of any Product distributed by UNIVERSAL (the "Interplay Proceeds") shall be the price at which UNIVERSAL sells such Product units to its customers (the "Price"), less the following amounts only:

                  ***

                  The balance shall be payable to Interplay as Interplay
                  Proceeds.


                  Interplay will have the right to determine the Price for each Product in its sole discretion (which will include UNIVERSAL's standard Included Fees and Charges as specified by UNIVERSAL), and may revise the Price for any Product by customer from time to time, subject to the provisions of Section 6.5 below. At the time of the first commercial shipment of each Product, in order to convey to consumers the high quality of the Product, Interplay will set the Price within the range of then-standard dealer price levels for "front-line" interactive entertainment software products of comparable quality and sales potential. Any change in the Price of any Product will become effective as to UNIVERSAL *** days after the date of Interplay's written notice to UNIVERSAL of the Price change or earlier as may be mutually agreed upon by the parties. UNIVERSAL will incorporate a change in Price of a Product in UNIVERSAL's next published price list.

         6.2 Distribution Fee. The "Distribution Fee" is the fee charged by UNIVERSAL for distribution of the Products and is calculated by multiplying the Price, less the General Reserve, by the applicable percentage set forth in Exhibit A under the heading "Distribution Fee Percentage."

         6.3 Advance. UNIVERSAL shall pay Interplay non-refundable (except as otherwise provided herein), recoupable (as set forth in
                  Section 6.4 below), advance, as follows: (i) One Million Dollars ($1,000,000) within two days following the full execution of this Agreement and approval and ratification of this Agreement by Interplay's Board of Directors (ii) Four Million Dollars ($4,000,000) in accordance with Section 13.17 and (iii) Five Million Dollars ($5,000,000) within two days of Interplay's delivery to UNIVERSAL of Baldur's Gate: Dark Alliance. All amounts paid to Interplay by UNIVERSAL pursuant to this Section 6.3 shall be referred to as the "Advance".

         6.4 Recoupment of Advance. The Advance shall be recoupable by UNIVERSAL against amounts earned by UNIVERSAL by the Distribution Fee and as follows: (i) unless and until UNIVERSAL recoups the Advance the Distribution Fee shall be increased by five percent (5%) and (ii) unless and until the Advance is recouped by UNIVERSAL, UNIVERSAL shall be entitled to deduct from monthly amounts payable to Interplay an amount equal to *** percent (***%) of the Interplay Proceeds. Notwithstanding the foregoing, Interplay shall have right at any time during the term to pre-pay or otherwise reimburse UNIVERSAL the Advance without penalty of any kind whatsoever. For clarity, upon recoupment of the Advance (either by pre-payment of Interplay or recoupment by UNIVERSAL) the Distribution Fee shall be as set forth on Exhibit A and UNIVERSAL shall no longer be entitled to deduct from monthly amounts payable to Interplay an amount equal to *** percent (***%) of the Interplay Proceeds. When the aggregate amount of this Section 6.4(i) and (ii) equal the Advance the Advance shall be fully recouped. ***

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         6.5 Deductions. "Deductions" means the following amounts attributable to each Product:

                  (a) Price Protection and Post-Sale Markdowns. *** percent (***%) of any price protection or post-sale markdown deductions granted to UNIVERSAL's customers with respect to units of the Products. Interplay will determine the extent of any price protection or post-sale markdown deductions extended to any Products. UNIVERSAL will be entitled to a Deduction equal to *** percent (***%) of any price protection or post-sale markdown deductions granted to UNIVERSAL's customers with respect to units of the Products that were not originally distributed by UNIVERSAL.

                  (b) Co-op Advertising. Amounts approved by Interplay in writing for all co-op advertising. If any co-op advertising program includes other UNIVERSAL products in addition to Products, and the expenses of such co-op advertising program are not billed separately by the customer for each Product and other UNIVERSAL products in the program, then the amount of the Deduction will be based on a valid and signed insertion order in which the combined deduction for the multiple titles can be separated. Interplay will fund an amount of support with respect to each Named Product of *** percent (***%) of Net Sales for direct marketing costs, and no less than *** percent (***%) of Net Sales with respect to each Named Product for MDF/COOP expenses. "Net Sales" shall be defined as the Price less the General Reserve.

                  (c) Return of Goods. UNIVERSAL will return to Interplay all returned Products by such means as Interplay directs at Interplay's sole option and expense. If Interplay does not direct UNIVERSAL as to a method of return within *** days after written notice from UNIVERSAL, UNIVERSAL may return such Products to Interplay by any means deemed reasonable by UNIVERSAL and may, at UNIVERSAL's option, debit the costs of returning such Products against amounts otherwise due Interplay (as a Deduction) or require Interplay to reimburse UNIVERSAL for such costs. UNIVERSAL shall provide to Interplay documentary evidence of UNIVERSAL's costs incurred pursuant to this Section. Interplay will pay all transportation and shipping charges associated with such returns.

                  (d) Other Agreed Deductions. Other deductions mutually agreed upon in writing by UNIVERSAL and Interplay, amounts owed by Interplay to UNIVERSAL pursuant to Sections 7.2 and 7.3 below, and other penalties or additional charges assessed against UNIVERSAL by any UNIVERSAL customer(s) as a result of an Unacceptable Delivery by Interplay. "Unacceptable Delivery" means
                           (i) Interplay's failure to deliver a Product order (accepted by Interplay hereunder) to UNIVERSAL on-time such that UNIVERSAL is either (A) unable to ship the goods to its customer(s) on or before a date required by such customer(s) or (B) is required to use a more expensive shipping means than employed by UNIVERSAL in its regular course of business (in which event the Deduction shall equal the increase in shipping costs); or (ii) Interplay's delivery of defective, improperly packaged or improperly labeled Product units which are then rejected by UNIVERSAL's customer(s). The deductions described in this subsection (d) may be measured on a Product-by-Product basis, or prorated from UNIVERSAL's total expenses, depending on UNIVERSAL's standard accounting practices.

         6.6 Payment. UNIVERSAL will provide a report to Interplay on a monthly basis within *** days after the close of each of UNIVERSAL's fiscal months showing (a) the aggregate Price (by
                  SKU) for all Product units shipped by UNIVERSAL to its customers during such fiscal month, (b) the totals of all *** incurred or advanced by

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  UNIVERSAL during such fiscal month, (c) the amount of each of the deductions taken by UNIVERSAL pursuant to clauses 6.1(i) through 6.1(v) above in such fiscal month; (d) the amount of each category of Deductions taken by UNIVERSAL in such fiscal month; (e) the amount of Monthly Gross Payables, the Target Reserve Balance and the amount withheld in or paid out from the General Reserve for such fiscal month (as such terms are defined in Section 6.8 below); and (f) the amount of Interplay Proceeds owed to Interplay for such fiscal month. At the time UNIVERSAL delivers such report to Interplay each month, UNIVERSAL will pay Interplay the total of the Interplay Proceeds owed to Interplay for such fiscal month. All Interplay Proceeds not paid when due shall bear interest accruing at *** % per year from the date payment is first due.

         6.8      General Reserve.
                  ---------------

                  (a) Accrual of the General Reserve. UNIVERSAL shall be entitled to accumulate and maintain a cash reserve in the amounts set forth below in this Section 6.8(a) (subject to the provisions of paragraphs (b) and (c) below) which reserve shall be deducted from the amounts UNIVERSAL owes to Interplay and held by UNIVERSAL in dedicated account (the "General Reserve"). The General Reserve will be applied by UNIVERSAL to recover undisputed amounts owed to UNIVERSAL pursuant to Section 6.5 inclusive during the Term (and upon the expiration or termination of this Agreement). From September 1, 2001, through September 1, 2002 UNIVERSAL's will be entitled to set aside in the General Reserve *** percent (***%) of Monthly Gross Sales (as defined below) accrued in such fiscal months and *** % of the of Monthly Gross Sales accrued in such fiscal months thereafter until the expiration or termination of this Agreement. "Monthly Gross Sales" means the aggregate Price of all Products ties units shipped by UNIVERSAL during such fiscal month.

                  (b) *** Review and Partial Disbursement of General Reserve. *** months after each *** month period beginning with the *** month period endidng March 31, 2002 the accumulated General Reserve will be compared to the undisputed Deductions owed to UNIVERSAL pursuant to Section 6.5 and the net amount will be settled out the Distribution Fee applicable during the period. If the General Reserve exceeds net of actual and undisputed amounts owed to UNIVERSAL, UNIVERSAL will pay such excess to Interplay within *** days. In the event the amounts actually owed to UNIVERSAL pursuant to Section 6.5 exceed the General Reserve for the given period, UNIVERSAL shall be entitled to deduct the difference from Interplay Proceeds then due and payable.

                  (c) Disputes Regarding Withdrawals from the General Reserve. In the event Interplay in good faith disputes UNIVERSAL's right hereunder to make a particular withdrawal from the General Reserve (or the amount of such withdrawal): (ia) UNIVERSAL shall immediately re-deposit the disputed amount into the General Reserve, and (iib) the parties shall resolve such dispute as expeditiously as possible.

                  (d) Repayment if General Reserve Is Not Fully Used After Expiration or Termination. The process described in paragraph (b) above will continue for a period of *** months following the expiration or earlier termination of this Agreement. To the extent that the General Reserve is not fully used to offset amounts otherwise due from Interplay to UNIVERSAL following the expiration or earlier termination of this Agreement, UNIVERSAL will pay to Interplay the amount left in the General Reserve *** months after the date of expiration or termination of this Agreement and any applicable sell-off periods as provided in
                           Section 11.7(b) or extensions provided in Sections
                           1.6 and 11.10. To the extent the General Reserve is less than amounts owed to UNIVERSAL hereunder following expiration or earlier termination of this Agreement Interplay shall pay such defecit to UNIVERSAL within *** days following the date of expiration or termination

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                           of this Agreement and any applicable sell-off periods as provided in Section 11.7(b) or extensions provided in Sections 1.6 and 11.10.

         6.9      ***

         6.10 Collections and Bad Debt. Interplay will be responsible for all risk of collection of amounts owed by the following UNIVERSAL customers as a result of UNIVERSAL's activities under this Agreement: ***.

                  With respect to all other UNIVERSAL customers, UNIVERSAL will be responsible for all risk of collection of amounts owed by UNIVERSAL's customers as a result of UNIVERSAL's activities under this Agreement, and UNIVERSAL will not deduct any bad debt expenses or associated write-offs incurred as a result of its activities under this Agreement. ***

7.       RETURNS AND PRODUCT RECALLS/AUDIT

7.1 Right to Return. Interplay understands and acknowledges that UNIVERSAL receives Product units from Interplay hereunder on a "sale or return" basis and Interplay is the ultimate responsible party for all Products, subject to the provisions of this Agreement . UNIVERSAL has the right to return to Interplay at any time any Product units held by UNIVERSAL, subject to the provisions of this Agreement.

         7.2 Product Recall. Without prejudice to the foregoing, in the event of an Interplay-authorized recall based solely on errors in the program code for which Interplay has developed corrections, Interplay will pay all costs associated with the recall, including but not limited to Handling Charges, customer notification costs, Product replacement costs, and all freight costs. The term "Handling Charges" will mean ***.

         7.3 Audit. Interplay will have the right, *** per calendar year, to have reputable, experienced auditors examine UNIVERSAL's relevant books, records and accounts for the purpose of verifying the accuracy of payments made by UNIVERSAL as required by this Agreement. Each audit will be conducted at UNIVERSAL's place of business (or another place agreed to by Interplay and UNIVERSAL) during UNIVERSAL's normal business hours with at least *** business days prior written notice to UNIVERSAL. Each audit may cover any period of the Term that has not previously been audited by Interplay. If an audit discloses a shortfall in UNIVERSAL's payments to Interplay:
                  (a) UNIVERSAL will within *** days pay the amount of such shortfall to Interplay; Interplay will pay the fees and expenses of the auditors for the examination; except that, if any examination discloses a shortfall in the payments due Interplay of more than *** percent (***%) in any one-year period, then UNIVERSAL will pay the fees and expenses of the auditor for that examination. Furthermore, solely in the event of such *** percent (***%) shortfall, Interplay shall be entitled to conduct an additional follow-up audit within the twelve (12) month period following the first audit, without otherwise affecting Interplay's audit rights for the calendar year in which the follow-up audit is conducted

8.       INTELLECTUAL PROPERTY PROTECTION

         8.1 Protection of Intellectual Property. The parties agree to use commercially reasonable efforts to protect the intellectual property associated with the Products. Immediately upon discovery of any infringement of such intellectual property, the discovering party shall notify the other party of such infringement, and the parties shall cooperate in prosecuting any action to stop or otherwise mitigate the infringement.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         8.2 Prevention of Greymarket Activity. The parties shall each use commercially reasonable efforts to prevent greymarket activity. "Greymarket" includes (i) the sale, outside of the Territory, of units of the Products licensed hereunder for distribution within the Territory; and (ii) the sale, in the Territory, of units of the Products other than those licensed for distribution in the Territory. Immediately upon discovery of any such Greymarket activity, the discovering party shall notify the other party, and the parties shall cooperate in prosecuting any action to stop or otherwise mitigate the activity.

         8.3 Ownership. As between Interplay and UNIVERSAL, UNIVERSAL agrees that Interplay shall own all copyright and other proprietary rights, title and interest in the Products, and all intellectual property rights embodied therein, including all rights to the titles, names, trademarks, characters, artwork and code, and all other materials (collectively, the "Other Materials") which are created by or for UNIVERSAL for the purpose of packaging, advertising, marketing and promoting the Products, including all cartons, containers, packaging, packing and wrapping material, tags, labels, ancillary manuals, imprints or other devices, advertisements, press releases and promotional literature. UNIVERSAL will not attack the title of Interplay or its Third Party Licensors in and to the Products or Other Materials, nor any copyright or trademarks pertaining thereto, nor will UNIVERSAL attack the validity of any Third Party Licenses. UNIVERSAL agrees that it will neither apply for nor seek to obtain trademark registration for the Products. If, for any reason, the Other Materials do not qualify as a work made for hire under applicable law, or UNIVERSAL may be entitled to claim any ownership interest in the Products or Other Materials under any applicable law, then UNIVERSAL hereby assigns and agrees to assign exclusively to Interplay (or any designee of Interplay), any and all of UNIVERSAL's right, title and interest therein. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, UNIVERSAL hereby waives such Moral Rights and consents to any action of Interplay (or its designee) that would violate such Moral Rights in the absence of such consent. Notwithstanding the foregoing, UNIVERSAL shall retain ownership of any intellectual property which is proprietary to UNIVERSAL and which has been added to the Products packaging, provided, however, UNIVERSAL shall grant Interplay a non-exclusive, royalty-free, license to use such UNIVERSAL intellectual property solely in connection with the Products in the Territory and in accordance with the terms of this Agreement and Interplay's rights thereunder.

9.       CONFIDENTIALITY

         9.1 Confidential Information Defined. For the purposes of this Agreement, "Confidential Information" means all information that can reasonably be construed to be confidential or proprietary information of the disclosing party, including any design elements, character profiles, unpublished copyrighted material, release dates, marketing, sales and promotional strategies, information about new products, properties and characters, computer code (if any), data, manuals, formulae, specifications, processes, methods, the terms and conditions of this Agreement, and/or any other information or documents of or relating to the business of the disclosing party.

         9.2 Duty to Maintain Confidentiality. Except as expressly approved by the disclosing party, the party receiving Confidential Information from the disclosing party agrees: (i) to use the Confidential Information solely for the purpose of performing its obligations under this Agreement; (ii) to hold the disclosing party's Confidential Information in strict confidence as a fiduciary, and to take all reasonable precautions to protect such Confidential Information; (iii) not to divulge any such Confidential Information or any information derived therefrom to any third person, other than its directors, officers, employees, affiliates, attorneys, auditors, financial advisors, consultants, or prospective investors or lenders, and, in the case of

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  UNIVERSAL, third-party subcontractors pursuant to Section 2.2 above (collectively, the "Representatives"); provided, that in each case such Representative shall be given access to the Confidential Information only on a "need-to-know" basis and shall expressly agree in writing to retain the Confidential Information in strictest of confidence; (iv) not to make any use whatsoever at any time of such disclosing party's Confidential Information for the benefit of any person other than the disclosing party or as expressly contemplated by the disclosing party, and (v) not to copy, reproduce or directly or indirectly reverse engineer all or any part of such disclosing party's Confidential Information.

         9.3 Exceptions. "Confidential Information" shall not include information which: (i) at the time of disclosure, is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no action or fault of the receiving party; (ii) the receiving party can show was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the other party;
                  (iii) was received from a third party having the legal right to transmit the same; (iv) is independently developed, conceived, or created without use of or reference to any Confidential Information of the other party; (v) is disclosed pursuant to valid court order, regulatory (including the SEC), contractual requirement or other legal process. Further, nothing in this Section 9 shall prevent either party from making any disclosure required by a public stock exchange, the Securities and Exchange Commission or similar governmental or regulatory body.

         9.4 Return or Destruction of Confidential Information. The receiving party agrees to cease using the Confidential Information upon the earlier of (i) expiration or earlier termination of the Term of this Agreement, or (ii) receipt of a written request to do so by the disclosing party, and, with respect to such Confidential Information provided in writing or in some other tangible form, to return it to the disclosing party within three (3) business days after receipt of a written request to do so. At the request of the disclosing party, such receiving party will also destroy all written material, memoranda, notes and other writings or recordings whatsoever prepared by or for it based upon, containing or otherwise reflecting any of the disclosing party's Confidential Information. Nothing herein shall prevent either party from using such Confidential Information with respect to any claims brought by the parties following the expiration or termination of the Term.

10.      REPRESENTATIONS AND WARRANTIES; INDEMNITY

         10.1 Interplay Representations and Warranties. Interplay makes the following representations and warranties:

                  (a) Intellectual Property Rights. Interplay has the right to grant to UNIVERSAL the licenses and rights granted under this Agreement, and UNIVERSAL's use of such licenses in accordance with the terms of this Agreement will not infringe upon any third party's copyright, patent, trademark or other intellectual property rights.

                  (b)      Authority. Subject to the Loan Agreement and Section
                           13.16 below, Interplay (and the officers executing on its behalf) have the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement. All corporate and other actions required to be taken by Interplay to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken. Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon Interplay.

                  (c) No Conflicts. Except for the Loan Agreement, Interplay's execution, delivery and performance of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement by which Interplay is bound, nor will such

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                           actions, to the best of Interplay's knowledge result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to Interplay.

                  (d) No Conflicting Agreements. So long as this Agreement remains in effect, Interplay shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

                  (e) Limitation. THE WARRANTIES STATED IN SECTION 4.1 AND THIS SECTION 10.1 ARE INTERPLAY'S SOLE AND EXCLUSIVE WARRANTIES PERTAINING TO THE PRODUCTS, AND INTERPLAY HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

                  (f) Compliance with Laws. Interplay will at all times comply with all government laws and regulations, including but not limited to, product safety and other similar laws, relating or pertaining to the manufacture, distribution, sale and advertising of the Products.

                  (g) No Infringement. Assuming the truth of Section 10.1(a), Interplay's creation of the Other Materials hereunder will not infringe upon any third party's copyright, patent, trademark or other intellectual property rights (and, Interplay hereby acknowledges that no approval by UNIVERSAL of the Products shall constitute an approval of any such infringement).

                  (h) Baldur's Gate: Dark Alliance. With respect to Interplay's grant of rights under Section 2.1(a) of this Agreement Interplay's execution, delivery and performance under this Agreement will not result in the breach of any term or provision of, or constitute a default under the Loan Agreement


         10.2 UNIVERSAL Representations and Warranties. UNIVERSAL makes the following representations and warranties:
                  ----------------------------------------

                  (a) Authority. UNIVERSAL (and the officers executing on its behalf) have the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement. All corporate and other actions required to be taken by UNIVERSAL to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken. Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon UNIVERSAL.

                  (b) No Conflicts. UNIVERSAL's execution, delivery and performance of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement by which UNIVERSAL is bound, nor will such actions, to the best of UNIVERSAL's knowledge result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to UNIVERSAL.

                  (c) No Conflicting Agreements. So long as this Agreement remains in effect, UNIVERSAL shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

                  (d) No Liens. UNIVERSAL will not cause or allow any liens or encumbrances to be placed against, nor grant any security interest in, the Products without Interplay's prior consent in its sole discretion.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  (e) Compliance with Laws. UNIVERSAL will at all times comply with all government laws and regulations, including but not limited to, product safety and other similar laws, relating or pertaining to the manufacture, distribution, sale and advertising of the Products.

                  (f) No Infringement. Assuming the truth of Section 10.1(a), UNIVERSAL's creation of the Other Materials hereunder will not infringe upon any third party's copyright, patent, trademark or other intellectual property rights (and, UNIVERSAL hereby acknowledges that no approval by Interplay of the Products or Other Materials shall constitute an approval of any such infringement).

         10.3 Indemnification. Interplay and UNIVERSAL each agree to indemnify and hold harmless the other from all claims, suits, judgments, damages, costs and expenses (including costs of suit and reasonable attorneys' fees) (collectively, "Claims") as a result of indemnitor's breach or an allegation of indemnitor's breach of any of its representations, warranties and covenants made in this Agreement; provided, however, that
                  (i) the indemnitor shall have been provided with prompt written notice of the assertion of any such claim and that the indemnitor shall have the authority and power to control the defense and/or settlement thereof, subject to the right of indemnitee to participate in any such proceeding at its own expense with counsel of its own choosing, and (ii) the indemnitee shall not agree to the settlement of any such claim, action or proceeding without the prior written consent of the indemnitor, which consent shall not be unreasonably withheld. The foregoing indemnity shall not extend to any Claims to the extent they arise out of any matter against which the party to be indemnified has received insurance proceeds sufficient to cover such Claims.

         10.4 Limitation of Liability. THE LIABILITY OF EITHER PARTY, IF ANY, FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER AND REGARDLESS OF THE LEGAL THEORY, WITH REGARD TO THE LICENSE GRANTED HEREUNDER, SHALL NOT INCLUDE COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF REPUTATION OR GOODWILL OR FOR ANY OTHER REASON WHATSOEVER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.


11.      DEFAULT AND REMEDIES

         11.1 Default. A party hereto shall be in default ("Default") in the following circumstances:

                  (a) if that party breaches any covenant, representation or warranty it makes in this Agreement (other than a payment obligation hereunder) or if any representation or warranty is or becomes untrue, and such breach or untruth is material, and such breach or untruth is not cured within thirty (30) days after receipt of written notice from the non-defaulting party;

                  (b) if that party breaches a payment obligation under this Agreement, and such breach is material, and such breach is not cured within the following applicable time period after receipt of written notice from the non-defaulting party: (i) *** for the first or second such breach by the breaching party, (ii) *** for the third such breach by the breaching party and (iii) *** for all successive breaches by the breaching party;

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  (c) upon the institution by or against that party of insolvency, receivership or bankruptcy proceedings and such proceeding is not dismissed within thirty
                           (30) days of its being filed;

                  (d) upon that party's making of an assignment for the benefit of creditors; or

                  (e)      upon that party's dissolution or liquidation.

         11.2 No Cure Right. Notwithstanding anything to the contrary herein, UNIVERSAL shall immediately be deemed in Default hereunder (and UNIVERSAL shall have no cure period) in the event UNIVERSAL delivers or sells the Products outside the Territory or knowingly sells Products to a third party who UNIVERSAL knows intends to, or who UNIVERSAL reasonably should suspect intends to, sell or deliver such Products outside the Territory.

         11.3     ***


         11.4     ***


         11.5     ***


         11.6 Remedies Cumulative. Each right and remedy of the parties provided for in this Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Agreement or available at law or in equity, except as otherwise expressly limited by this Agreement, and the exercise or the beginning of the exercise by a party of any one or more of the rights or remedies provided for in this Agreement or available at law or in equity, except as otherwise limited by this Agreement, shall not preclude the simultaneous or later exercise by the party of any or all other rights or remedies provided for in this Agreement or available at law or in equity, except as otherwise limited by this Agreement.

         11.7     Effect of Expiration or Termination.
                  -----------------------------------


                  (a) Upon the expiration or termination of this Agreement other than a termination by Interplay for a Default by UNIVERSAL, UNIVERSAL may continue to sell-off, on a non-exclusive basis, Product inventory remaining in UNIVERSAL's possession as of the date of termination or expiration, for a period of *** days after such expiration or termination.

                  (b) To the extent UNIVERSAL does not return inventory to Interplay, UNIVERSAL's customers will retain the right to sell all of their inventory of the Products.

                  (c) Upon any termination of this entire Agreement or of any specific Product by Interplay due to a Default by UNIVERSAL, UNIVERSAL shall (i) immediately cease and desist from all further distribution of such Product(s) (and UNIVERSAL hereby expressly agrees that Interplay shall have the right to enjoin UNIVERSAL from conducting any further distribution and marketing activities in connection with such Product(s)), and (ii) within *** days thereafter, at *** cost, return to Interplay all inventory of such Product(s) then in UNIVERSAL's possession. In the event UNIVERSAL tenders any Product units to Interplay and Interplay does not accept such Product units, UNIVERSAL may require that the carrier return such inventory to UNIVERSAL's warehouse(s) and Interplay will then owe UNIVERSAL, in addition to the amount due for such Product units ***. UNIVERSAL will not be obligated to retender any and all

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                           Product units until Interplay pays in cash all amounts then due UNIVERSAL under this Agreement, at which time UNIVERSAL shall promptly retender such Products.

                  (d) UNIVERSAL may retain and apply the General Reserve against amounts owed to UNIVERSAL under this Agreement, and UNIVERSAL will repay any unused portions of the General Reserve, all as provided in
                           Section 6.8 above.

         11.8 Partial Termination for Loss of Distribution Rights. In the event that Interplay loses the right to grant to UNIVERSAL the rights to distribute and sell any Product, then upon such loss of rights, the Product will be deleted from coverage under this Agreement. Any such partial termination will be treated as an Interplay-authorized Product recall pursuant to the terms of Section 7.3 above.

         11.9 Surviving Provisions. The provisions of Sections, 2.4 , 6, 7, 8, 9, 10, 11.7, 11.8, 12 and 13 shall survive the expiration or termination of this Agreement.

         11.10 Ancillary Remedies. Notwithstanding the foregoing, in the event that Interplay cancels more than *** of the *** Named Titles or a month delay from the anticipated release date (as noted in Exhibit B) with respect to *** or more of the Named Titles occurs, then UNIVERSAL may elect one (and only one) of the following remedies :

                  ***

For the purposes of this section, the various marketing plans and forecasting reports as provided herein shall be used to determine the value of such cancelled or delayed titles. UNIVERSAL acknowledges and agrees that delays and/or cancellations as provided herein shall not constitute a Default, as provided herein.

12.      ASSIGNMENT

         Neither this Agreement, nor the parties' rights and obligations hereunder, may be transferred, assigned or sublicensed to a third party, without the prior written consent of the other party; provided, however, that either party may transfer or assign its rights and/or obligations hereunder to any person acquiring such party by merger or acquiring all or substantially all of such party's assets without requiring the consent of the other party and UNIVERSAL may assign this Agreement to a UNIVERSAL Subsidiary without the consent of Interplay.

13.      MISCELLANEOUS

         13.1 Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in a writing executed by all parties.

         13.2 Binding Effect. Subject to Section 12 above, all provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties and their successors-in-interest and permitted assigns.

         13.3 Further Documents. Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts, necessary to give full force and effect to all the terms and provisions of this Agreement.

         13.4 Requests, Consents and Approvals. Unless otherwise specified herein, any consents and/or approvals requested of either party pursuant to this Agreement shall not be unreasonably withheld, conditioned or delayed. Without limitation, UNIVERSAL acknowledges and agrees that it shall be deemed "reasonable" for Interplay to withhold its consent and/or approval where necessary for Interplay to comply with the terms of any Third Party Licenses.

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         13.5 Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise; on the contrary, this Agreement has been negotiated by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The word "include" or "including" used in this Agreement shall describe examples of the antecedent clause, and shall not be construed to limit the scope of such clause. Unless specifically stated otherwise, any reference to a particular period of days herein shall be interpreted as reference to calendar days; provided, however, that if such period would otherwise end on a Saturday, Sunday or generally recognized U.S. public holiday, then the period shall be deemed to end on the next business day.

         13.6 Applicable Law. California law, without regard to conflicts or choice of laws principles, shall govern the interpretation of this Agreement.

         13.7 Legal Action. Should any litigation or arbitration occur between the parties respecting or arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs in connection with such litigation, including reasonable attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction. Any judgment shall include an attorneys' fees clause that shall entitle the judgment creditor to recover attorneys' fees incurred to enforce a judgment on this Agreement, which attorneys' fees shall be an element of post-judgment costs; the parties agree that this attorneys' fee provision shall not merge into any judgment.

         13.8 Venue. The parties agree that all actions or proceedings arising directly or indirectly from this Agreement shall be arbitrated or litigated before arbitrators or in courts having a situs within Orange County, California and hereby consent to the jurisdiction of any local, state or federal court in which such an action is commenced that is located in Orange County, California. The parties agree not to disturb such choice of forum. The parties waive the personal service of any and all process upon them, and consent that all such service of process may be made by certified or registered mail, return receipt requested, addressed to the respective parties at the address set forth above.

         13.9 No Partnership or Joint Venture. This Agreement does not create a partnership or joint venture between the parties, and shall not be construed as doing so. This Agreement does not create any right by either party to bind the other party.

         13.10 No Third Party Beneficiaries. No person other than the parties hereto and their permitted successors and assigns shall receive any benefits of this Agreement.

         13.11 Notices. All notices, statements and other documents, and all approvals or consents that any party is required or desires to give to any other party, shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery, or by facsimile at the respective addresses set forth below, or at such other addresses as may be designated by such party in accordance with this Section.

       If to Interplay:                       with a copy to:

       Interplay Entertainment Corp.          Stradling Yocca Carlson & Rauth
       Attention:  Chief Executive Officer    660 Newport Center Dr., Suite 600
       16815 Von Karman Avenue                Newport Beach, California  92660
       Irvine, California  92606              Attention:  Dan Murphy
       Telephone:  (949) 553-6655             Telephone:  (949) 725-4000
       Facsimile:  (949) 252-0667             Facsimile:   (949) 725-4100

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

       If to UNIVERSAL:                       with a copy to:
       Vivendi Universal Interactive          Vivendi Universal Interactive
       Publishing North America, Inc.         Publishing North America, Inc.
       Attention: Chief Executive Officer     Attention: Corporate Counsel
       6080 Center Drive                      6080 Center Drive
       Los Angeles, California, 90045         Los Angeles, California, 90045
       Telephone: 310-431-4000                Telephone: 310-431-4000



                  Delivery shall be deemed conclusively made (i) at the time of service, if personally served, (ii) five days after deposit in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail, (iii) upon confirmation of delivery by the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic transmission (with successful transmission confirmation), provided a copy is mailed within 24 hours after such transmission.

         13.12 Severability. Any provision of this Agreement that is found by a court of competent jurisdiction to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law, and such finding and curtailment shall not affect the validity or enforceability of any other provision of this Agreement.

         13.13 Entire Agreement. This Agreement (and all Exhibits attached hereto and incorporated herein by this reference) constitute the entire agreement among the parties with respect to the subject matter hereof.

         13.14 Counterparts; Delivery. This Agreement may be executed in counterparts and delivered by facsimile.


         13.15 Ordinary Course of Business. Interplay and UNIVERSAL each acknowledge that any indebtedness created under this Agreement shall be in the ordinary course of business and that the terms of this Agreement are ordinary business terms between Interplay and UNIVERSAL and are ordinary business terms for the industry in which Interplay and UNIVERSAL participate.

         13.16 UNIVERSAL and Interplay agree that a condition precedent to the effectiveness of this Agreement is the approval and ratification of the Agreement by Interplay's Board of Directors.

         13.17 Upon execution of this Agreement UNIVERSAL shall deposit Four Million ($4,000,000) ("Funds") with the Agent (as defined below) and the Funds shall be disbursed to Interplay in accordance with the Escrow Instructions which shall be executed concurrently with this Agreement and attached hereto as Exhibit C ("Escrow Account"). The parties agree the escrow agent shall be *** ("Agent"). Interplay shall pay the administrative costs associated with the Escrow Account. In the event the Funds are disbursed to UNIVERSAL in accordance with the Escrow Instructions, Interplay shall pay interest on the Funds at a rate of *** per annum.

         13.18 Neither party will not be liable for any delay in any of its obligations pursuant to this Agreement resulting from any cause beyond a party's reasonable control or caused by acts of God, acts of civil or military authorities, priorities, fires, strikes, floods, epidemics, governmental rules or regulations, war, riot, delays in transportation or shortages.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement by their duly authorized representatives as set forth below.




VIVENDI UNIVERSAL INTERACTIVE
  PUBLISHING NORTH AMERICA                  INTERPLAY ENTERTAINMENT CORP.


By: /s/ Phil O'Neil                         By: /s/ Brian Fargo
    ------------------------------              --------------------------------

Name: Phil O'Neil                           Name: Brian Fargo
      ----------------------------                ------------------------------

Title: Senior Vice President                Title: Chief Executive Officer
       ---------------------------                 -----------------------------




*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT A
                                    ---------

                            PRODUCTS/DISTRIBUTION FEE



Products:         ***
--------




Distribution Fee Percentage:        15%
---------------------------



*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT B
                                    ---------

                                  NAMED TITLES


For purposes of this Agreement the "Named Titles" are as follows:

Title of Games Currently Known as:

     1.       ***
     2.       ***
     3.       ***
     4.       ***
     5.       ***
     6.       ***




*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   EXHIBIT C
                                   ---------

                              ESCROW INSTRUCTIONS

     WHEREAS, Vivendi Universal interactive Publishing North America ("Universal") and Interplay Entertainment Corp. ("Interplay," and collectively with Universal, the "Parties") have entered into that certain Distribution Agreement of even date herewith (the "Agreement"); and

     WHEREAS, in accordance with Sections 13.17 of the Agreement, the Parties have agreed that Universal will deposit $4,000,000 (including interest thereon the "Funds") with the escrow agent (the "Agent") named therein, to be disbursed in accordance with the instructions provided herein.

     NOW, THEREFORE, the Parties instruct the Agent as follows:

     1. Agent shall receive and maintain the Funds in safe keeping, for disbursement in accordance with these instructions.

     2. Agent shall disburse the Funds to Interplay within *** business days of Interplay's delivery to the Agent, prior to ***, of a written certification (which may be by facsimile) executed by an authorized officer of Interplay certifying any one or more of the following facts: (i) that Interplay has obtained LaSalle Business Credit, Inc.'s consent and/or waiver of all conflicts between the Agreement and the Loan and Security Agreement between Interplay and LaSalle Business Credit, Inc. dated April 11, 2001 (the "Loan Agreement"); (ii) that the *** ; or (iii) that Interplay has *** .

     3. In the event that Interplay has not delivered a certification as provided above prior to *** , upon written instructions from Universal (which may be by facsimile) Agent shall disburse the Funds to Universal no later than *** business days after receipt of such written instructions from Universal.

     4. The Parties acknowledge and understand that the funds shall be held by Agent in a trust account, and that only minimal interest will be earned on such Funds.

     5. Agent at its option shall be entitled to file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves if in Agent's sole discretion a conflict, controversy or dispute arises between the Parties. Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, and the parties shall indemnify Agent for, and hold it harmless against, any loss, liability, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred on the part of Agent in connection with such action and in connection with Agent's duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement. Upon initiating such action, Agent shall be fully released and discharge of and from all obligations and liability imposed by the terms of this Agreement.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

We so instruct:

VIVENDI UNIVERSAL INTERACTIVE PUBLISHING NORTH AMERICA

By:  __________________
Its: __________________

INTERPLAY ENTERTAINMENT CORP.

By:  __________________
Its:  __________________


We agree to comply with the above instructions:

"AGENT"

By:  __________________
Its: __________________

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.